SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
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                      DECEMBER 23, 2003 (DECEMBER 22, 2003)



                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



          OKLAHOMA                    1-13726                     73-1395733
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  (State or other jurisdiction   (Commission File No.)         (IRS Employer
        of incorporation)                                   Identification No.)


6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA                  73118
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     (Address of principal executive offices)                     (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER MATTERS.

Chesapeake Energy Corporation ("Chesapeake") issued two press releases on December 22, 2003 that disclosed the following matters:

1. Chesapeake Announces $510 Million of Acquisitions

Chesapeake announced that it has entered into agreements to acquire $510 million of Mid-Continent, Permian Basin and onshore Gulf Coast oil and natural gas assets through recent agreements to acquire privately-owned Concho Resources Inc. for $420 million and two smaller property acquisitions totaling $90 million. In these transactions, Chesapeake has acquired or agreed to acquire an internally estimated 320 billion cubic feet of gas equivalent proved reserves
(bcfe), and current production of 70 million cubic feet of natural gas equivalent production (mmcfe) per day.

After allocating $70 million of the purchase price to unevaluated leasehold, including probable and possible reserves, and gas gathering systems, Chesapeake's acquisition cost per thousand cubic feet of gas equivalent (mcfe) of proved reserves will be $1.38.

Chesapeake estimates the proved reserves have a reserves-to-production  index of
12.5 years, are 75% natural gas and are 67% proved developed. Initial lease operating expenses on the acquired properties are expected to average $0.56 per mcfe, which compares favorably to the $0.52 per mcfe reported by Chesapeake during the first three quarters of 2003 and the $0.65 per mcfe reported by the company's peer group during the first three quarters of 2003.

The Concho acquisition is expected to close on January 30, 2004 and is subject to customary closing conditions. One of the other two transactions has recently closed and the other will close in January 2004. Chesapeake intends to finance the acquisitions using approximately 50% common equity and 50% short-term and/or long-term borrowings.

Concho Resources Inc. ("Concho") is a privately-owned Midland-based independent oil and natural gas producer co-founded by Timothy A. Leach, Steven L. Beal, David W. Copeland and David A. Chroback in association with New York-based Yorktown Energy Partners and certain other investors. In 2002, Concho acquired the assets of Oklahoma City-based independent oil and natural gas producer Ricks Exploration, Inc., which formed the core of Concho's assets. Ricks Exploration was formed in 1984 by Art L. Swanson and Ran Ricks, Jr. and it was the successor to independent oil and natural gas operations first begun in 1970 in Oklahoma City by Ran Ricks, Jr. Over the years, Ricks and Concho's areas of operational focus have been primarily in the Permian Basin and the Mid-Continent regions.

The assets acquired in the two smaller transactions are located in the Permian Basin and in the Goliad County, Texas area of Chesapeake's onshore Gulf Coast region. In Goliad County, Chesapeake has agreed to purchase a 50% interest in and operations of a large prospect area in which it had previously acquired a 37.5% working interest through its acquisition of Canaan Energy Corporation in 2002.

2. Chesapeake Updates Hedging Positions

During the past several weeks, Chesapeake has significantly increased its oil and natural gas hedging positions for 2004 and 2005. During this time, Chesapeake has hedged an additional 108 bcf of natural gas at an average NYMEX price of $5.38 per mcf and an additional 121 mbo at $31.16. Depending on changes in oil and natural gas futures markets and management's view of underlying oil and natural gas supply and demand trends, Chesapeake may either increase or decrease its hedging positions at any time in the future without notice.

3. Chesapeake Makes Announcement Concerning the Pending Exchange Offer

Chesapeake made an announcement regarding its pending exchange offer for up to $500 million aggregate principal amount of its 8.125% Senior Notes due 2011 (CUSIP # 165167AS6). Chesapeake said that, in light of its recent announcement regarding its pending acquisitions of $510 million of oil and gas properties, it will not consummate the exchange offer without extending the expiration date of the offer, as well as withdrawal rights, in order to give holders an opportunity to review the information related to the recently announced acquisitions and related financing plans.

The exchange offer is scheduled to expire on December 29, 2003. Approximately $380 million in aggregate principal amount of the 2011 Notes have been tendered to date. A final determination regarding the exchange offer will be made and announced within the next few days.

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The Company's Press Release dated December 22, 2003 relating to the announcement concerning the exchange offer is filed as EXHIBIT 99.1 to this current report on Form 8-K and is incorporated in its entirety into Item 5 of this report.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


         (c) Exhibits. The following exhibits are filed herewith:

               99.1 Press Release issued by the Registrant on December 22, 2003 concerning senior notes exchange offer.

               99.2 Press Release issued by the Registrant on December 22, 2003 concerning certain acquisitions, additions to hedging positions and increases in 2004 production forecasts. (This Exhibit 99.2 is being filed solely for purposes of Item 9 of this report and shall not be deemed incorporated in any other Item of this report.)

ITEM 9. REGULATION FD DISCLOSURE.


Chesapeake issued a press release on December 22, 2003 concerning certain acquisitions, increases in its hedging positions and an increase in 2004 production forecasts. This press release is filed as EXHIBIT 99.2 to this current report on Form 8-K solely for the purposes of Item 9 of this report. This press release disclosed the following matters:

1. Additional Information Concerning Proposed Acquisitions

In connection with announcing $510 million of pending acquisitions, Chesapeake estimated that the acquisitions also include 195 bcfe of probable and possible reserves. Including leasehold and anticipated future drilling costs for fully developing the proved, probable and possible reserves, Chesapeake estimates that its all-in acquisition cost for the 515 bcfe of estimated reserves will be $1.59 per mcfe.

Chesapeake also believes its year-end 2003 estimated proved oil and natural gas reserves, pro forma for the announced acquisitions, should exceed 3.4 trillion cubic feet of natural gas equivalent (tcfe).

In the Mid-Continent region, Chesapeake believes it is the largest natural gas producer with approximately a 14% market share and daily production of approximately 725 mmcfe and internally estimated proved reserves of approximately 2,950 bcfe (pro forma for the pending acquisition transactions). In the Permian Basin, Chesapeake believes it will rank among the 20 largest producers in the region after completion of the Concho acquisition. Pro forma for Concho, Chesapeake estimates its daily production in the Permian Basin will exceed 75 mmcfe per day and its proved reserves will exceed 350 bcfe. Chesapeake believes its ownership of the acquired properties will create operational efficiencies, administrative expense savings and additional developmental and exploratory drilling opportunities.

2. Additional Hedging Information

The press release dated December 22, 2003 filed as exhibit 99.2 to this report also includes tables that compare Chesapeake's projected 2004-2007 oil and natural gas production volumes that have been hedged as of December 19, 2003 to what had been hedged as of November 12, 2003. Depending on changes in oil and natural gas futures markets and management's view of underlying oil and natural gas supply and demand trends, Chesapeake may either increase or decrease its hedging positions at any time in the future without notice.

3. Updated 2004 Production Forecasts

To account for the pending transactions announced by Chesapeake on December 22, 2003, Chesapeake increased its 2004 production forecast by 9% from a range of 297-303 bcfe (820 mmcfe per day at the midpoint) to a range of 323-329 (890 mmcfe per day at the mid-point). Approximately 89% of the company's production is expected to be natural gas with 11% from oil and natural gas liquids.

The press release dated December 22,2003 filed as exhibit 99.2 to this report also includes a company outlook as of December 22, 2003 updated for, among
other  things,  the  pending  acquisitions,   including  some  assumptions,  for
illustrative purposes only, regarding the financing of these acquisitions.

Chesapeake's forecasts and estimates are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially due to the risks and uncertainties described in Chesapeake's filings with the Securities and Exchange Commission. Furthermore, these projections and forecasts do not reflect the potential impact of unforeseen events that may occur subsequent to December 22, 2003.

With the filing of this report on Form 8-K, we are posting the same information on our web site at www.chkenergy.com. We caution you that our outlook is given as of December 22, 2003 based on currently available information, and that we are not undertaking any obligation to update our estimates as conditions change or other information becomes available.


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FORWARD LOOKING STATEMENTS AND RELATED MATTERS

This report and its exhibits include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our current expectations or forecasts of future events. They include estimates of oil and gas reserves, expected oil and gas production and future expenses, projections of future oil and gas prices, planned capital expenditures for drilling, leasehold acquisitions and seismic data, and statements concerning anticipated cash flow and liquidity, business strategy and other plans and objectives for future operations. Disclosures concerning derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable as of the date they are being made, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under "Risk Factors" in Item 1 of our 2002 Form 10-K/A and subsequent filings with the Securities and Exchange Commission. They include the volatility of oil and gas prices; adverse effects our substantial indebtedness could have on our operations and future growth; our ability to compete effectively against strong independent oil and gas companies and majors; the cost and availability of drilling and production services; possible financial losses as a result of our commodity price and interest rate risk management activities; uncertainties inherent in estimating quantities of oil and gas reserves, including reserves we acquire or propose to acquire, projecting future rates of production and the timing of development expenditures; exposure to potential liabilities of acquired properties; our ability to replace reserves; the availability of capital; changes in interest rates; and drilling and operating risks. We caution you not to place undue reliance on these forward-looking statements, which speak only as of December 22, 2003, and we undertake no obligation to update this information.

The Securities and Exchange Commission has generally permitted oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms "probable" and "possible" reserves or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC's guidelines may prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the company.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              CHESAPEAKE ENERGY CORPORATION


                                           BY:/S/ AUBREY K. MCCLENDON
                                              ---------------------------------
                                                  AUBREY K. MCCLENDON
                                               Chairman of the Board and
                                                Chief Executive Officer

Dated:        December 23, 2003

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